Exhibit 99.2

CROWN CASTLE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On May 1, 2026, Crown Castle Inc. ("Company") completed the previously announced sale of its Fiber segment, together with certain supporting assets and personnel ("Fiber Business"), with Zayo Group Holdings Inc. acquiring the fiber solutions business, and EQT Active Core Infrastructure fund acquiring the small cell business for aggregate cash proceeds of $8.5 billion, subject to certain closing adjustments ("Transaction"), pursuant to the terms and conditions of a stock purchase agreement, dated as of March 13, 2025.

As the aforementioned sale represents a material strategic shift for the Company, the Fiber Business' results of operations and net assets are presented as discontinued operations and comparable prior periods have been recast to reflect this change beginning with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 9, 2025.

The sale of the Fiber Business is considered a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the Company has prepared the unaudited pro forma condensed consolidated financial information presented below in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, of the rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

Basis of Unaudited Proforma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2025, gives effect to the Transaction as if it had occurred on January 1, 2025. The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the Transaction as if it had occurred on December 31, 2025, the date of the Company's most recently filed balance sheet. This unaudited pro forma condensed consolidated financial information has been derived from the Company's historical consolidated financial statements and gives effect to the Transaction subject to the assumptions and adjustments described in the accompanying notes and are based on information presently available. The unaudited pro forma condensed consolidated financial information is presented for illustrative and informational purposes only and is not necessarily indicative of what the Company's results of operations or financial condition would have been had the Transaction been completed on the dates assumed or indicated, nor is it necessarily indicative of the Company's future results of operations or financial condition.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with (i) the Company's historical audited consolidated financial statements and the accompanying notes, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026 ("Form 10-K") and (ii) the Company's Current Report on Form 8-K, filed with the SEC on May 1, 2026, to which this exhibit relates.

The unaudited pro forma condensed consolidated financial information reflects the following transaction adjustments ("Transaction Adjustments") to give effect to the Transaction, based on available information and assumptions that the Company believes are reasonable at the filing date:
•Adjustments required to record the estimated impact of the net cash proceeds received in connection with the Transaction;
•The assumed repayment in full of the then-outstanding borrowings under the Company's senior unsecured revolving credit facility ("2016 Revolver") and senior unsecured term loan A facility ("2016 Term Loan A" and together with the 2016 Revolver, the "2016 Credit Facility") with a portion of the cash proceeds from the Transaction (see note 8 in the Form 10-K for additional information regarding such indebtedness and outstanding balances);
•The elimination of net assets of the Fiber Business; and
•The impact of the assumed repayment of indebtedness as it relates to interest expense.

CROWN CASTLE INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Amounts in millions, except par values)

	As of December 31, 2025
	Historical (as reported)	Transaction Adjustments (Note 2)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$99	$6,247	A	$6,346
Restricted cash and cash equivalents	170	—		170
Receivables, net	172	—		172
Prepaid expenses	79	—		79
Current portion of deferred site rental receivables	167	—		167
Other current assets	23	—		23
Current assets of discontinued operations	434	(434)	C	—
Total current assets	1,144	5,813		6,957
Deferred site rental receivables	2,288	—		2,288
Property and equipment	6,273	—		6,273
Operating lease right-of-use assets	5,473	—		5,473
Goodwill	5,127	—		5,127
Deferred site rental receivables	834	—		834
Other intangible assets, net	27	—		27
Other assets, net	61	—		61
Non-current assets of discontinued operations	10,291	(10,291)	C	—
Total assets	$31,518	$(4,478)		$27,040

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$71	$—		$71
Accrued interest	235	(1)	B	234
Deferred revenues	192	—		192
Other accrued liabilities	168	—		168
Current maturities of debt and other obligations	2,783	(91)	B	2,692
Current portion of operating lease liabilities	268	—		268
Current liabilities of discontinued operations	762	(762)	C	—
Total current liabilities	4,479	(854)		3,625
Debt and other long-term obligations	21,554	(1,911)	B	19,643
Operating lease liabilities	4,961	—		4,961
Other long-term liabilities	607	—		607
Non-current liabilities of discontinued operations	1,552	(1,552)	C	—
Total liabilities	33,153	(4,317)		28,836
Stockholders' equity (deficit):
Common stock, $0.01 par value; 1,200 shares authorized; shares issued and outstanding: December 31, 2025—435	4	—		4
Additional paid-in capital	18,527	—		18,527
Accumulated other comprehensive income (loss)	(5)	—		(5)
Dividends/distributions in excess of earnings	(20,161)	(161)	D	(20,322)
Total equity (deficit)	(1,635)	(161)		(1,796)
Total liabilities and equity (deficit)	$31,518	$(4,478)		$27,040

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

CROWN CASTLE INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS) (Unaudited)
(Amounts in millions, except per share amounts)

	Year Ended December 31, 2025
	Historical (as reported)	Transaction Adjustments (Note 2)		Pro Forma
Net revenues:
Site rental	$4,049	$—		$4,049
Services and other	215	—		215
Net revenues	4,264	—		4,264
Operating expenses:
Costs of operations:(a)
Site rental	992	—		992
Services and other	113	—		113
Selling, general and administrative	383	—		383
Asset write-down charges	11	—		11
Depreciation, amortization and accretion	690	—		690
Total operating expenses	2,189	—		2,189
Operating income (loss)	2,075	—		2,075
Interest expense and amortization of deferred financing costs, net	(972)	85	E	(887)
Interest income	13	—		13
Other income (expense)	3	—		3
Income (loss) from continuing operations before income taxes	1,119	85		1,204
Benefit (provision) for income taxes	(16)	—		(16)
Income (loss) from continuing operations	$1,103	$85		$1,188
Income (loss) from continuing operations, per common share:
Income (loss) from continuing operations—basic	$2.53	$0.20		$2.73
Income (loss) from continuing operations—diluted	$2.52	$0.19		$2.71
Weighted-average common shares outstanding:
Basic	435	—		435
Diluted	437	—		437

(a)Exclusive of depreciation, amortization and accretion, shown separately.

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

CROWN CASTLE INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1: Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC on the basis described under the heading "Introduction."

Note 2: Transaction Adjustments

A) Reflects an adjustment to cash and cash equivalents equal to the estimated remaining net cash proceeds from the Transaction after giving effect to estimated purchase price adjustments of $124 million, estimated transaction and retention costs of $127 million, and the anticipated repayments of $2,002 million aggregate principal amount of indebtedness as further discussed in Transaction Adjustment (B) below. The estimated purchase price adjustments result in an incremental loss on disposal related to the Transaction that were not previously reflected in the Company's historical financial statements as of, and for the year ended, December 31, 2025. The Company anticipates using the remaining proceeds for general corporate purposes, including for potential further pay-downs and repurchases of indebtedness and repurchases of common stock outstanding. A reconciliation of the purchase price to the estimated remaining net cash proceeds reflected in the Transaction Adjustments is presented in the table below.

(In millions of dollars)
Description	Amount
Purchase price	$8,500
Estimated purchase price adjustments	(124)
Estimated transaction and retention costs	(127)
Estimated repayments of indebtedness (a)	(2,002)
Remaining net cash proceeds	$6,247

(a)The estimated repayments of indebtedness reflect principal balances outstanding as of December 31, 2025 related to the indebtedness described in Transaction Adjustment (B).

B) Reflects the elimination of indebtedness expected to be repaid immediately following the closing of the Transaction, comprising all then-outstanding indebtedness under the Company's 2016 Credit Facility. The adjustment also includes the removal of accrued interest associated with the 2016 Credit Facility recorded within "Accrued interest."

C) Reflects the removal of the assets and liabilities of the Fiber Business which were presented within discontinued operations on the Company's historical consolidated balance sheet as of December 31, 2025. For additional information regarding the composition of the Fiber Business's assets and liabilities as of December 31, 2025, refer to note 3 to the Form 10-K.

D) Reflects the impact on "Dividends/distributions in excess of earnings" resulting from the Transaction Adjustments described in notes (A), (B), and (C) above.

E) Reflects the expected reduction to interest expense resulting from the repayment of the Company's 2016 Credit Facility, assuming such repayments occurred on January 1, 2025. The interest expense reduction is based on actual interest expense incurred in 2025 for the 2016 Credit Facility as well as for indebtedness that was repaid using proceeds from the 2016 Credit Facility during 2025. There is no tax impact associated with this adjustment, as the Company's effective tax rate differs from the federal statutory rate predominately due to its REIT status, including the dividends paid deduction.